Exhibit 10.2

Healthier Choices Management Corp.

Attn: Jeffrey Holman

3300 N. 28th Way, Unit #1

Hollywood, FL 33020

April 11, 2025

Dear Mr. Holman:

On November 7, 2024, I entered into that certain line of credit agreement (the “Loan Agreement”) with Healthier Choices Management Corp. (the “Borrower”). I hereby agree to amend the Loan Agreement to change the “Maturity Date” from April 30, 2026 to December 31, 2026.

This amendment (the “Amendment”) to the Loan Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to its conflict of law rules. Except as expressly amended by this Amendment, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the Loan Agreement to “this Agreement” or words of similar import shall refer to the Loan Agreement as amended by this Amendment.

Very truly yours,

By:	/s/ Hal Mintz
Name:	Hal Mintz

Agreed and accepted this 11th day of April, 2025:

Healthier Choices Management Corp.

By:	/s/ Jeffrey Holman
Name:	Jeffrey Holman, CEO